Exhibit 99.1

LUMINEX CORPORATION REPORTS THIRD QUARTER 2013 RESULTS

AUSTIN, Texas (Nov. 4, 2013) - Luminex Corporation (NASDAQ:LMNX) today announced financial and operating results for the third quarter ended September 30, 2013. Highlights include the following:

•	Consolidated third quarter revenue of $50.8 million

•	Third quarter assay revenue of $16.1 million. Infectious disease sales comprised approximately 64 percent of total assay sales, with genetic testing representing 36 percent.

•	Third quarter royalty revenue of $9.0 million

•	Shipments of 280 multiplexing analyzers, which included 135 MAGPIX systems, 128 LX systems, and 17 FLEXMAP 3D systems

•	Cumulative life-to-date multiplexing analyzer shipments of 10,410

•	Realized a gain of $5.4 million from the sale of our minority interest investment in a private company that was acquired by a third party in July 2013

•	Received FDA and European Clearance for an updated version of Comprehensive Genotyping Assay, xTAG® CYP2D6 Kit in July

•	Received FDA and European Clearance for a new personalized Medicine Genotyping Assay, xTAG® CYP2C19 Kit in September

•
Proceeded with the restructuring plan announced during the quarter, focused on the Newborn Screening Group and our Brisbane, Australia office to allow for increased focus on the molecular diagnostics market

“We are disappointed that the reimbursement issues concerning certain tests included in the new molecular diagnostic code system in the U.S., which we commented on during our second quarter call, have not been resolved and continue to affect the entire industry including Luminex, as we experienced a significant order delay from our largest customer at the end of the quarter. As we evaluate the recently published reimbursement rates for 2014, we agree with our customers’ public comments that this is a transient issue and we expect to see resolution in the near future,” said Patrick J. Balthrop, president and chief executive officer of Luminex.

“We strongly believe in our strategic initiatives and that the Company is well-positioned for substantial growth across our entire portfolio when the transient reimbursement problem is resolved. Among these initiatives is the development of our unique ‘sample-to-answer’ system, Project ARIES, which will be demonstrated at the upcoming Association for Molecular Pathology Annual Meeting in Phoenix on November 14-16th. In addition, we are pleased with the progress our direct sales force made during the quarter selling our family of diagnostic tests including GPP, RVP and our recently approved genotyping assay,” added Mr. Balthrop.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2013	2012	($)	(%)
	(unaudited)

System sales	$7,568	$8,550	$(982)	(11)%
Consumable sales	12,837	12,898	(61)	—%
Royalty revenue	8,996	7,690	1,306	17%
Assay revenue	16,115	16,439	(324)	(2)%
All other revenue	5,264	4,470	794	18%
	$50,780	$50,047	$733	1%

	Nine Months Ended
	September 30,		Variance
	2013	2012	($)	(%)
	(unaudited)

System sales	$21,772	$23,934	$(2,162)	(9)%
Consumable sales	36,484	35,600	884	2%
Royalty revenue	27,683	23,647	4,036	17%
Assay revenue	56,138	51,246	4,892	10%
All other revenue	16,190	12,620	3,570	28%
	$158,267	$147,047	$11,220	8%

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2013	2012	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$33,335	$31,584	$1,751	6%
Assays and related products	17,445	18,463	(1,018)	(6)%
Total Revenue	50,780	50,047	733	1%

Operating income (loss)
Technology and strategic partnerships	9,293	7,205	2,088	29%
Assays and related products	(13,487)	(3,838)	(9,649)	(251)%
Total Operating income (loss)	(4,194)	3,367	(7,561)	(225)%

	Nine Months Ended
	September 30,		Variance
	2013	2012	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$96,352	$91,358	$4,994	5%
Assays and related products	61,915	55,689	6,226	11%
Total Revenue	158,267	147,047	11,220	8%

Operating income (loss)
Technology and strategic partnerships	23,368	21,725	1,643	8%
Assays and related products	(24,073)	(6,264)	(17,809)	(284)%
Total Operating income (loss)	(705)	15,461	(16,166)	(105)%

FINANCIAL OUTLOOK AND GUIDANCE

The Company has revised its 2013 annual revenue guidance to a range of between $212 and $217 million from $220 and $230 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the third quarter ended September 30, 2013, at 4:00 p.m. CST/5:00 p.m. EST, Monday, November 4, 2013. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; our efforts to sell our molecular diagnostic products directly to end users; the development progress of our pipeline products, market acceptance of our genetic and infectious disease products, regulatory clearance of our products; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders, the financial impact of recent corporate restructuring, status of molecular codes, the impact of delays in Medicare reimbursement on our customers and current and future impact on our business; and, projected 2013 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, our ability to sell products directly to end users, our ability to satisfy market needs with products that we sell, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2013 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,169	$42,789
Short-term investments	5,497	13,607
Accounts receivable, net	30,210	33,273
Inventories, net	29,742	29,937
Deferred income taxes	1,603	4,783
Prepaids and other	5,749	4,388

Total current assets	129,970	128,777

Property and equipment, net	32,788	26,229
Intangible assets, net	61,320	65,218
Deferred income taxes	14,462	14,360
Long-term investments	—	3,000
Goodwill	50,853	51,128
Other	4,503	8,463

Total assets	$293,896	$297,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,038	$9,650
Accrued liabilities	11,756	12,866
Deferred revenue	4,949	4,134
Current portion of long term debt	924	1,138

Total current liabilities	26,667	27,788

Long-term debt	788	1,702
Deferred revenue	2,508	2,933
Other	5,038	5,085

Total liabilities	35,001	37,508

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	291,156	293,392
Accumulated other comprehensive gain	585	1,101
Accumulated deficit	(32,887)	(34,867)

Total stockholders' equity	258,895	259,667

Total liabilities and stockholders' equity	$293,896	$297,175

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$50,780	$50,047	$158,267	$147,047
Cost of revenue	19,999	15,002	51,472	43,830

Gross profit	30,781	35,045	106,795	103,217

Operating expenses:
Research and development	10,346	11,186	34,852	31,467
Selling, general and administrative	21,466	19,462	67,429	53,075
Amortization of acquired intangible assets	1,021	1,030	3,077	3,214
Restructuring costs	2,142	—	2,142	—

Total operating expenses	34,975	31,678	107,500	87,756

(Loss) income from operations	(4,194)	3,367	(705)	15,461
Interest expense from long-term debt	(16)	(40)	(67)	(162)
Other income, net	6,638	25	6,730	124

Income before income taxes	2,428	3,352	5,958	15,423
Income taxes	(1,632)	(1,676)	(3,978)	(7,268)

Net income	$796	$1,676	$1,980	$8,155

Net income per share, basic	$0.02	$0.04	$0.05	$0.20

Shares used in computing net income per share, basic	40,752	41,000	40,712	40,995

Net income per share, diluted	$0.02	$0.04	$0.05	$0.19

Shares used in computing net income per share, diluted	41,919	41,887	41,771	42,117

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$796	$1,676	$1,980	$8,155
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,994	3,613	11,747	10,668
Stock-based compensation	1,889	2,338	6,733	7,552
Deferred income tax expense	1,989	1,987	3,415	2,916
Excess income tax (benefit) expense from employee stock-based awards	(15)	590	274	(2,183)
Gain on sale of assets	(5,388)	—	(5,305)	—
Non-cash restructuring charges	3,695	—	3,695	—
Other	(34)	472	(1,115)	655
Changes in operating assets and liabilities:
Accounts receivable, net	1,384	(5,043)	3,076	(8,226)
Inventories, net	1,769	(877)	(1,914)	(2,604)
Other assets	(415)	(663)	(2,058)	(2,294)
Accounts payable	2,215	1,637	(718)	1,706
Accrued liabilities	(1,184)	(792)	(2,727)	(2,007)
Deferred revenue	439	(330)	409	(237)

Net cash provided by operating activities	11,134	4,608	17,492	14,101

Cash flows from investing activities:
Purchases of available-for-sale securities	(2,997)	(2,994)	(8,489)	(13,489)
Sales and maturities of available-for-sale securities	2,996	13,070	19,632	43,075
Purchase of property and equipment	(6,914)	(2,152)	(15,136)	(7,509)
Business acquisition consideration, net of cash acquired	—	(48,277)	—	(48,277)
Purchase of cost method investment	—	(1,000)	—	(1,000)
Proceeds from sale of assets	9,533	—	9,564	—
Acquired technology rights	—	(51)	(930)	(342)

Net cash provided by (used in) investing activities	2,618	(41,404)	4,641	(27,542)

Cash flows from financing activities:
Payments on debt	—	—	(1,105)	(1,025)
Proceeds from employee stock plans and issuance of common stock	5,973	861	7,891	3,224
Payments for stock repurchases	—	(11,036)	(14,343)	(20,916)
Excess income tax (expense) benefit from employee stock-based awards	15	(590)	(274)	2,183

Net cash provided by (used in) financing activities	5,988	(10,765)	(7,831)	(16,534)

Effect of foreign currency exchange rate on cash	(49)	149	78	179
Change in cash and cash equivalents	19,691	(47,412)	14,380	(29,796)
Cash and cash equivalents, beginning of period	37,478	75,898	42,789	58,282

Cash and cash equivalents, end of period	$57,169	$28,486	$57,169	$28,486

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income	$796	$1,676	$1,980	$8,155

Stock-based compensation	1,889	2,338	6,733	7,552
Amortization of acquired intangible assets	1,021	1,030	3,077	3,214
Costs associated with legal proceedings	105	—	358	—
Resolution of molecular diagnostic distribution agreements	—	—	7,000	—
Acquisition and severance costs	216	2,895	1,031	3,419
Restructuring costs	4,343	—	4,343	—
Gain on sale of cost method equity investment	(5,452)	—	(5,452)	—
Contingent consideration adjustments	(1,220)	—	(1,370)	—
Income tax effect of above adjusting items	637	(1,518)	(376)	(2,993)

Adjusted net income	$2,335	$6,421	$17,324	$19,347

Adjusted net income per share, basic	$0.06	$0.16	$0.43	$0.47

Shares used in computing adjusted net income per share, basic	40,752	41,000	40,712	40,995

Adjusted net income per share, diluted	$0.06	$0.15	$0.41	$0.46

Shares used in computing adjusted net income per share, diluted	41,919	41,887	41,771	42,117

The Company makes reference in this release to “non-GAAP net income” which excludes the impact of costs associated with the ENZO Life Sciences, Inc. complaint discussed in the Legal Proceedings section of our 10-Q and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.